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                                  Exhibit 5.1


                               October 30, 1998



Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA  01824

    RE:  Brooks Automation, Inc. Registration Statement on Form S-8
         ----------------------------------------------------------

Ladies and Gentlemen:

    We are general counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 597,357 shares of the Company's Common Stock, $.01 par value (the "Shares") and 597,357 preferred share purchase rights (the "Rights").

    The Shares are issuable upon exercise of options granted or to be granted pursuant to the Company's: (1) 1998 Employee Equity Incentive Plan (the "1998 Plan"); (2) FASTech Integration, Inc. 1998 Stock Plan (the "1998 FASTech Plan") and (3) FASTech Integration, Inc. 1988 Stock Plan (the "1988 FASTech Plan"). Options granted under the 1998 FASTech Plan and the 1988 FASTech Plan were converted into options to purchase Common Stock of the Company pursuant to that certain Merger Agreement dated September 21, 1998 by and among the Company, FASTech Integration, Inc. and FASTech Acquisition Corp.

    The 597,357 Rights being registered pursuant to the Registration Statement represent one Right that may be issued in connection with each of the Shares, issuable upon exercise of options granted or to be granted under the 1998 Plan, the 1998 FASTech Plan and the 1988 FASTech Plan, all upon the terms and subject to the conditions set forth in the Company's Stockholder Rights Agreement (the "Rights Agreement").

    In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. A copy of the Certificate of Incorporation of the Company as in effect on the date hereof;

         2. A copy of the By-Laws of the Company as in effect on the date hereof;

         3. The corporate minute books or other records of the Company relating to the proceedings of stockholders and directors of the Company;

         4.  The 1998 Plan;

         5.  The 1998 FASTech Plan;

         6.  The 1988 FASTech Plan;
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Brooks Automation, Inc.
October 30, 1998
Page 2


         7.  The Rights Agreement; and

         8.  The Registration Statement.


    For purposes of this opinion, we have assumed without any investigation:
(1) the legal capacity of each natural person; (2) the genuineness of each signature; (3) the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy; and (4) the completeness, accuracy and proper indexing of all governmental records.

    We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

    Our opinion contained herein is limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and to federal law.

    Our opinion hereafter expressed is based solely upon: (1) our review of the Documents; (2) discussions with certain officers of the Company with respect to the Documents; (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (4) such review of published sources of law as we have deemed necessary.

    Based upon and subject to the foregoing, we are of the opinion that
(1) the Shares have been duly authorized and, when issued in accordance with the terms of the 1998 Plan, the 1998 FASTech Plan and the 1988 FASTech Plan, the Shares will be validly issued, fully paid and nonassessable and (2) the Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement and with the terms of the 1998 Plan, the 1998 FASTech Plan and the 1988 FASTech Plan, the Rights will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                         Very truly yours,

                         BROWN, RUDNICK, FREED & GESMER
                         By:  Brown, Rudnick, Freed & Gesmer, P.C. a partner

                         By: /s/ Philip J. Flink
                             -----------------------------------
                             Philip J. Flink, a Member
                             hereunto duly authorized

PJF/LML/JRS